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Exhibit 4.3

2nd Swing, Inc.
SUBSCRIPTION AGREEMENT
AND
LETTER OF INVESTMENT INTENT

2nd Swing, Inc.
16305 36th Avenue North
Suite 550
Plymouth, Minnesota 55446

Gentlemen:

        The undersigned, intending to be legally bound, hereby irrevocably subscribes for and offers and agrees to purchase 160,000 shares of common stock, $.01 par value per share (the "Common Shares"), of 2nd Swing, Inc., a Minnesota corporation (the "Company"), at a purchase price of $1.50 per Common Share.

        The holder of the Common Shares being issued shall have rights as follows:

1.
If the Company at any time divides the outstanding Common Shares into a greater number of shares (whether pursuant to a stock split, stock dividend, or otherwise), and conversely, if the outstanding Common Shares are combined into a smaller number of shares, the Common Shares owned by the undersigned, or the then holder, shall be proportionately adjusted to reflect the reduction or increase in the value of each such share;

2.
If any capital reorganization or reclassification of the Common Shares of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that the holders of the Company's Common Shares shall be entitled to receive stock, securities, or assets with respect to or in exchange for such shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, where the price of the Common Shares is less than $1.50 per share, or in the event the Company issues shares to a third party at a price of less than $1.50 per share, the undersigned, or the then holder, shall be issued additional Common Shares, without cost or other consideration, so that the additional shares, together with the shares already registered to the undersigned, or the then holder, will have a total valuation of $240,000. The calculation required herein shall be made by the then Company auditor whose decision shall be conclusive, final and binding upon the undersigned, or the then holder, and the Company.

3.
If the Company takes any other action, or if any other event occurs, which does not come within the scope of the above provisions (1) and (2), but which would result in a dilution of the undersigned's or the then holder's Common Shares being acquired hereunder, an appropriate adjustment in the number of shares shall be made by the Company to the undersigned, or the then holder, without additional cost or other consideration to the undersigned, or the then holder, so that the total value of shares being acquired hereunder plus any additional shares issued is $240,000.

4.
In the event the Company elects to register shares for secondary trading ("Registration"), and subject to applicable state and federal securities laws and regulations issued by the Securities and Exchange Commission, the Company will allow the holders of the Common Shares, pro rata by and among them, to join with the Company to sell those number of Common Shares owned by such holders as permitted to be included as part of such Registration ("Piggyback Registration"). The Company will pay all costs and expenses incident to the Piggyback Registration, including the reasonable fees and expenses of Company and selling shareholder's counsel, the reasonable fees and expenses of Company accountants, and other costs and expenses incident to the preparation, printing and filing under the applicable securities laws of any such Registration, including the costs incurred in connection with the qualification of securities under the laws of various jurisdictions. The Company will not pay any underwriting commissions or discounts being charged to the holders of Common Shares participating in the Piggyback Registration, which commissions or discounts shall be paid by such holders on a per share basis as to the number of shares sold.

5.
Each party (the "Indemnifying Party") will indemnify, defend, and hold the other harmless (the "Indemnified Party") against any loss, claim, damage or liability to which the Indemnified Party may be subject insofar as such losses, claims, damages, or liabilities are caused by any untrue or alleged untrue statement of any material fact contained in any registration statement, prospectus, or amendment to either such instrument, or arise out of or are based upon the omission or the alleged omission to state a material fact required to be stated by the Indemnifying Party participating in the Piggyback Registration. For purposes of this paragraph 5, reference to the parties shall mean the Company, and the Company's directors, officers, agents, and representatives signing any registration statement, and reference to the undersigned or the then holder shall mean and refer to such undersigned or the then holder and his respective personal representatives, heirs, permitted successors or permitted assigns. The Indemnified Party shall give prompt notice to the Indemnifying Party of any claim it receives. No resolution of a claim is required if the Indemnifying Party or Indemnified Party is required to admit a violation of law or regulation of a governmental authority or political subdivision thereof.

        The undersigned, to induce the Company to accept this offer, acknowledges, warrants and represents to the Company as follows:

1.
The undersigned has received, carefully reviewed, and is familiar with any Company information requested and/or reviewed and has relied only on the information contained therein and the information provided pursuant to paragraph 11 in reaching his investment decision. The undersigned further understands and acknowledges that no person has been authorized to give any information or to make any representations which were not contained in any Company information requested and/or reviewed or furnished pursuant to paragraph 11 and that he has received no oral representations, warranties or information regarding the Company or the prospective investment in the Common Shares from the officers, directors or other representatives of the Company.

2.
The undersigned has obtained, to the extent deemed necessary, his own personal professional advice with respect to (i) the risks inherent in an investment in the Common Shares; (ii) the suitability of the investment in light of the financial condition and investment needs of the undersigned; and (iii) legal, tax and accounting matters.

3.
The undersigned acknowledges that he, either alone or with the assistance of any purchaser representative(s) with whom he has consulted, has sufficient knowledge, skill and experience in financial and business matters to be capable of evaluating the merits and risks of the undersigned's prospective investment in the Common Shares and to make an informed investment decision.

4.
The undersigned recognizes (i) that an investment in the Common Shares involves a high degree of risk, and that such risks may result in the loss of the total amount of his investment; (ii) that the purchase of the Common Shares is a long-term investment; (iii) that transferability and sale of the Common Shares is restricted in many ways; (iv) that the Company makes no representations whatsoever concerning the present or prospective value of the Common Shares; and (v) that in the event of disposition of the Common Shares, the undersigned could sustain a total loss of his investment.

5.
The undersigned understands that the Company has a limited financial and operating history and limited earnings, that there is not presently any trading market for the Common Shares and none is likely to develop, and that there is no assurance that the Company will be successful.

6.
The undersigned is of legal age and is a bona fide resident of the state set forth on the signature page hereof.

7.
The undersigned intends to acquire and hold the Common Shares for his own account as principal, for investment purposes only, and not with a view to, or for resale in connection with, the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). By such representation the undersigned also means that it is his intention to receive and hold the Common Shares for his own account and not directly or indirectly on behalf of, or as nominee for, any other person or entity. The undersigned has no contract, undertaking, understanding, agreement or arrangement with any person or entity to sell or transfer to any such person or entity or to have any such person or entity sell all or any part of the Common Shares to which he is hereby subscribing, and is not aware of any occurrence, event, or circumstance upon the happening of which he intends to transfer or sell the Common Shares or any part thereof; and the undersigned does not have any present intention to sell or transfer all or any part of the Common Shares after a lapse of any particular period of time.

8.
The undersigned acknowledges that the availability of the exemptions from the registration provisions of the Act and applicable state securities laws pursuant to which the Company is offering and selling the Common Shares are dependent upon the undersigned's investment intentions and that the Company will rely on the representations made herein as a basis for exemption from registration. Accordingly, the undersigned acknowledges that the Common Shares acquired by the undersigned may not be sold, assigned or otherwise transferred (i) except pursuant to an effective registration statement under the Act and applicable state securities laws (it being expressly understood that the Company does not intend, nor is it obligated now or at any future date, to register the Common Shares under the Act or any state securities laws) or (ii) unless the undersigned supplies the Company with an opinion of an attorney of the undersigned's choosing (which opinion shall be addressed, and satisfactory in form and substance, to the Company and its counsel, and which attorney shall also be satisfactory to the Company and its counsel) to the effect that the proposed sale, assignment or other transfer is exempt from registration under applicable federal and state securities laws. As a result thereof, the undersigned may be required to hold the Common Shares for an indefinite period of time. Further, the undersigned acknowledges that it is the position of the United States Securities and Exchange Commission (the "SEC") and many state securities commissioners that the basis for the exemptions from registration upon which the Company is relying would not be present if the representations made by the undersigned herein merely mean that the present intention of the undersigned is to hold the Common Shares with an intent to resell in the event of any foreseeable specific contingency or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Common Shares and for which the Common Shares are pledged as security.

9.
The undersigned acknowledges that a stop transfer order or other appropriate notation will be entered on the Company's stock transfer books with respect to the Common Shares and that any certificate to be issued representing the Common Shares will contain substantially the following legend:

  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES OR

  THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR DISTRIBUTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

10.
The undersigned has been advised that although the Common Shares will constitute "restricted securities," as that term is defined in Rule 144 promulgated under the Act, Rule 144 is not currently available nor contemplated to become available within the near future for resale of the Common Shares by "affiliates" of the Company, as that term is defined in Rule 144 or, with respect to non-affiliates of the Company, where the Common Shares have not been fully paid for and beneficially owned for a period of at least two years; and the undersigned further acknowledges that the Company is not currently obligated to make the filings and reports, or make the information publicly available, that is a condition to the availability of Rule 144. The undersigned acknowledges and understands that even if Rule 144 is available for the resale of the Common Shares there is not likely to be any market for such securities, and finding a purchaser would be difficult.

11.
The undersigned acknowledges that he has been afforded an opportunity to examine all books, records, agreements and other documents relevant to the Company and this investment and has been given an opportunity to ask questions and receive answers from duly designated representatives of the Company concerning the Company, the Common Shares and any other matters relevant and material to an investment in the Common Shares, and has utilized such opportunity to his satisfaction to verify the accuracy and completeness of the information and to obtain any other relevant information which he may have sought. The undersigned is fully satisfied with the responses to such questions as he has asked and such requests for additional information as he has made.

12.
The undersigned acknowledges and understands the meaning and legal consequences of the representations, warranties and covenants set forth herein and that the Company has relied or will rely upon such representations, warranties and covenants; and the undersigned hereby agrees to indemnify and hold the Company and its officers, directors, controlling persons, agents and employees harmless from and against any and all loss, claim, damage, liability or expense, and any action in respect thereof, joint or several, arising out of a breach of any such representation, warranty or covenant, together with all reasonable costs and expenses (including attorneys' fees) incurred by the Company or any such person in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters so indemnified against. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights granted to him under federal or state securities laws.

13.
The undersigned acknowledges and understands that in order to claim the exemptions from the registration requirements of the federal and state securities laws and regulations, the Company will rely on the undersigned's representations contained herein for the purpose of determining whether he it qualifies as an Accredited Investor (as that term is defined in Rule 501(a) of Regulation D under the Act). By initialing one or more of the lettered subparagraphs below, the undersigned, for the purpose of inducing a sale of Common Shares by the Company to the undersigned, hereby represents that the statement or statements initialed below are true and correct.

X	A.	The undersigned certifies that he or she had an individual income (i.e. not including the income of the investor's spouse) in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year. NOTE: This provision applies only to natural persons.
X	B.	The undersigned certified that as of the date of this Agreement, the undersigned (either individually or jointly with his or her spouse) has a net worth in excess of $1,000,000 (for purposes hereof "net worth" includes the value of the investor's home, home furnishings and automobiles). NOTE: This provision applies only to natural persons.
	C.	The undersigned certifies that it is a trust, not formed for the specific purpose of acquiring the securities offered by the Company, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person or persons who have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment.
	D.	None of the foregoing statements is true with respect to the undersigned.
14.
The undersigned understands and agrees that, although the Company will use its best efforts to keep the information provided to the Company with respect to the status of the undersigned as an accredited investor strictly confidential, the Company may present this Agreement and the information provided in it to such parties as it deems advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration for the offer and sale of the Common Shares or if the contents hereof are relevant to any issue in any action, suit or proceeding to which the Company is a party.

15.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Company and to the personal representatives, heirs, guardians, executors, administrators, legal representatives and successors of the undersigned.

16.
The undersigned represents and warrants to the Company that (i) the information contained herein is complete and accurate as of the date set forth at the end hereof and may be relied upon by the Company and (ii) the undersigned will notify the Company immediately of any material change in any of such information occurring prior to the Company's acceptance of this subscription.

17.
This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

18.
In the event that any provision hereof is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

19.
This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof; and neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

20.
The undersigned agrees that this Agreement and the undersigned's interest herein may not be transferred or assigned.

21.
The representations, warranties and agreements of the undersigned contained herein, including the undersigned's agreement to indemnify, shall survive, and remain in full force and effect, after the execution hereof and the acceptance of this Agreement by the Company and the payment for the Common Shares.

        NOTE: The Company reserves the right to request additional representations, information and/or documentation before accepting this subscription.

        IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement and Letter of Investment Intent on the 2nd day of October, 2000.

/s/ STANLEY A. BODINE Subscriber's Signature
Stanley A. Bodine Subscriber's Name
2735 Dean Parkway Residence Address
Minneapolis, MN 55416 City, State and ZIP Code
Social Security Number or Tax Identification Number

ACCEPTANCE:

        2nd Swing, Inc. hereby accepts this subscription and, in consideration of all of the acknowledgments, warranties and representations contained herein, agrees to issue the Common Shares.

Dated: October    , 2000

2nd Swing, Inc.
By
/s/ DAVID R. POMIJE David R. Pomije Its Chairman of the Board

Addendum

        The undersigned agrees that upon completion by the Company of a registered public offering of its Common Shares, the antidilution rights provided in paragraphs 2 and 3 on page 1 of this Agreement shall be terminated.

/s/ STANLEY A. BODINE Stanley A. Bodine

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2nd Swing, Inc. SUBSCRIPTION AGREEMENT AND LETTER OF INVESTMENT INTENT
ACCEPTANCE